UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 15, 2008

ASIA8, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-27735 (Commission File Number)	77-0438927 (IRS Employer Identification Number)

Eric Montandon, Chief Executive Officer

2465 West 12th Street, Suite 2, Tempe AZ 85281-6935

(Address of principal executive offices)

(480) 505-0070

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   •     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   •     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

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(b)     Effective May 15, 2008, the board of directors of Asia8, Inc. (the “Company”) accepted the resignation of Brian Hodgson as a member of the board of directors of the Company.

(d)     Effective June 11, 2008, the board of directors of the Company appointed Peter Prescott as a member of the board of directors of the Company to serve until the Company’s next annual shareholders meeting.

Mr. Prescott has acted as the vice-president of operations for the Company in the United Arab Emirates since March of 2007 and as a business development manager for WWA Group, Inc., an international equipment auction company in which the Company has a controlling interest, since March of 2001. Prior to joining WWA Group, Inc., Mr. Prescott was employed by Glotel, a British based telecommunications provider (1998-2001) as a senior consultant and by Ericson Telecom in New Zealand (1994-1997) as a corporate solutions manager.

Mr. Prescott obtained his qualification as an electrician from the Electrical Workers Registration Board on completing his studies at Hawkes Bay College in 1993.

The appointment of Mr. Prescott to the Company’s board of directors was not based on any prior understanding or arrangement.

The Company has not at this time determined if Mr. Prescott will serve on any standing committee.

There are no family relationships among Mr. Prescott and the other members of the board of directors.

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SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Asia8, Inc.

By: /s/ Eric Montandon                              June 17, 2008

Name: Eric Montandon

Title: Chief Executive Officer

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